Exhibit 99.1

Report of Independent Registered Certified Public Accounting Firm

Board of Directors

MiMedx, Inc.

We have audited the accompanying balance sheet of MiMedx, Inc. as of March 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (November 22, 2006) through March 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States of America). The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying March 31, 2007 financial statements present fairly, in all material respects, the financial position of MiMedx, Inc. as of March 31, 2007 and the results of its operations and its cash flows for the period from inception (November 22, 2006) through March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred net losses and negative operating cash flows since inception and will require additional financing over a period of years to fund the continued development of products subject to its licensed technologies. The availability of such financing cannot be assured. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments with respect to the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

/s/Aidman, Piser & Company, P.A.

Tampa, Florida
February 8, 2008

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEETS

ASSETS
	September 30, 2007 (Unaudited)	March 31, 2007
Current assets:
Cash and cash equivalents	$9,897,813	$10,456,707
Due from related parties	11,463	30,125
Prepaid expenses and other current assets	72,160	931
Investment, related party	—	172,800

Total current assets	9,981,436	10,660,563

Property and equipment, net of accumulated depreciation of $126,668 (September) and $807 (March)	1,180,943	7,265
Goodwill	857,597	—
Intangible assets, net	3,330,267	981,067
Deposits	175,904	119,200

Total assets	$15,526,147	$11,768,095

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$839,729	$970,117
Deferred interest income	—	164,278
Due to related party	—	500,000

Total current liabilities	839,729	1,634,395

Commitments and contingency (Notes 6, 7 and 10)	—	—

Stockholders' equity:
Convertible preferred stock Series A; $.0001 par value; 11,250,000 (September) and 20,000,000 (March) shares authorized and 11,212,800 issued and outstanding	14,016,000	14,016,000
Convertible preferred stock Series B; $.0001 par value; 6,000,000 shares authorized and 5,922,397 issued and outstanding	7,402,996	—
Convertible preferred stock Series C; $.0001 par value; 2,000,000 shares authorized and 1,235,001 issued and outstanding	3,705,000	—
Common stock, $.0001 par value; 85,000,000 (September) and 40,000,000 (March) shares authorized and 16,911,117 (September) and 14,000,000 (March) shares issued and outstanding	1,690	1,400
Additional paid-in capital	2,527,729	8,471
Stock subscriptions receivable	(2,325,000)	(1,233,750)
Note receivable, related party	—	(2,007,644)
Deficit accumulated during the development stage	(10,641,997)	(650,777)

Total stockholders' equity	14,686,418	10,133,700

Total liabilities and stockholders' equity	$15,526,147	$11,768,095

See notes to financial statements.	2

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF OPERATIONS

	Six Months Ended September 30, 2007 (Unaudited)	Period from Inception (November 22, 2006) through March 31, 2007	Period from Inception (November 22, 2006) through September 30, 2007 (Unaudited)
Research and development expenses	$622,527	$113,897	$736,424
Acquired in-process research and development (Note 4)	7,177,000	—	7,177,000
General and administrative expenses	2,573,361	570,626	3,143,987

Loss from operations	(10,372,888)	(684,523)	(11,057,411)

Other income (expense):
Interest income	423,443	33,746	457,189
Change in fair value of investment, related party	(41,775)	—	(41,775)

Loss before income taxes	(9,991,220)	(650,777)	(10,641,997)
Income taxes	—	—	—

Net loss	$(9,991,220)	$(650,777)	$(10,641,997)

See notes to financial statements.	3

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF STOCKHOLDERS' EQUITY

PERIOD FROM INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

	Convertible Preferred Stock Series A		Convertible Preferred Stock Series B		Convertible Preferred Stock Series C		Common Stock		Additional Paid-in Capital	Stock Subscriptions Receivable	Note Receivable, Related party	Deficit Accumulated During the Development Stage	Total

	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances, November 22, 2006	—	$—	—	$—	—	$—	—	$—	$—	$—	$—	$—	$—
Issuance of common stock at inception	—	—	—	—	—	—	12,880,000	1,288	—	—	—	—	1,288
Employee share-based compensation expense	—	—	—	—	—	—	—	—	13,409	—	—	—	13,409
Other share-based compensation expense	—	—	—	—	—	—	—	—	17,980	—	—	—	17,980
Common stock issued in connection with purchase of license agreement	—	—	—	—	—	—	1,120,000	112	895,888	—	—	—	896,000
Issuance of note receivable, related party	—	—	—	—	—	—	—	—	—	—	(2,000,000)	—	(2,000,000)
Sale of Series A Preferred stock	11,212,800	14,016,000	—	—	—	—	—	—	(918,806)	(1,233,750)	—	—	11,863,444
Accrued interest income	—	—					—	—	—	—	(7,644)	—	(7,644)
Net loss for the period	—	—	—	—	—	—	—	—	—	—	—	(650,777)	(650,777)

Balances, March 31, 2007	11,212,800	14,016,000	—	—	—	—	14,000,000	1,400	8,471	(1,233,750)	(2,007,644)	(650,777)	10,133,700
Employee share-based compensation expense (unaudited)	—	—	—	—	—	—	—	—	120,561	—	—	—	120,561
Other share-based compensation expense (unaudited)	—	—	—	—	—	—	—	—	79,168	—	—	—	79,168
Collection of stock subscription receivable (unaudited)	—	—	—	—	—	—	—	—	—	1,233,750	—	—	1,233,750
Accrued interest income (unaudited)	—	—	—	—	—	—	—	—	—	—	(41,250)	—	(41,250)
SpineMedica Corp. acquisition (unaudited)	—	—	5,922,397	7,402,996			2,911,117	290	2,319,529	—	2,048,894		11,771,709
Sale of Series C Preferred stock (unaudited)	—	—	—	—	1,235,001	3,705,000	—	—	—	(2,325,000)	—	—	1,380,000
Net loss for the period (unaudited)	—	—	—	—	—	—	—	—	—	—	—	(9,991,220)	(9,991,220)

Balances, September 30, 2007 (unaudited)	11,212,800	$14,016,000	5,922,397	$7,402,996	1,235,001	$3,705,000	16,911,117	$1,690	$2,527,729	$(2,325,000)	$—	$(10,641,997)	$14,686,418

See notes to financial statements.	4

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS

	Six Months Ended September 30, 2007 (Unaudited)	Period from Inception (November 22, 2006) through March 31, 2007	Period from Inception (November 22, 2006) through September 30, 2007 (Unaudited)
Cash flows from operating activities:
Net loss	$(9,991,220)	$(650,777)	$(10,641,997)
Adjustments to reconcile net loss to net cash flows from operating activities:
Acquired in-process research and development	7,177,000	—	7,177,000
Depreciation	41,363	807	42,170
Amortization of intangible assets	49,800	14,933	64,733
Employee share-based compensation expense	120,561	13,409	133,970
Other share-based compensation expense	79,168	17,980	97,148
Accrued interest on notes receivable, related party	(41,250)	(7,644)	(48,894)
Change in fair value of investment, related party	41,775	—	41,775
Increase (decrease) in cash resulting from changes in:
Prepaid expenses and other current assets	(52,151)	(931)	(53,082)
Accounts payable and accrued expenses	(273,350)	214,965	(58,385)
Deferred interest income	(43,200)	—	(43,200)

Net cash flows from operating activities	(2,891,504)	(397,258)	(3,288,762)

Cash flows from investing activities:
Purchase of equipment	(751,252)	(8,072)	(759,324)
Cash paid for intangible asset	—	(100,000)	(100,000)
Cash paid for security deposits	(22,902)	(119,200)	(142,102)
Cash received in acquisition of SpineMedica Corp.	1,957,405	—	1,957,405
Cash paid for acquisition costs	(227,901)	—	(227,901)
Payments from (advances to) related party	18,662	(2,038,647)	(2,019,985)

Net cash flows from investing activities	974,012	(2,265,919)	(1,291,907)

Cash flows from financing activities:
Proceeds (payments) on related party borrowing	(500,000)	500,000	—
Proceeds from Series A preferred stock	1,233,750	12,782,250	14,016,000
Proceeds from Series C preferred stock	1,380,000	—	1,380,000
Proceeds from common stock sale	—	1,288	1,288
Offering costs paid in connection with Series A preferred stock offering	(755,152)	(163,654)	(918,806)

Net cash flows from financing activities	1,358,598	13,119,884	14,478,482

Net change in cash	(558,894)	10,456,707	9,897,813

Cash, beginning of period	10,456,707	—	—

Cash, end of period	$9,897,813	$10,456,707	$9,897,813

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for:
Interest	$—	$—	$—

Income taxes	$—	$—	$—

See notes to financial statements.	5

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING

AND FINANCING ACTIVITIES

During the period ended March 31, 2007, the Company financed $755,152 of preferred stock offering costs (included in accounts payable at March 31, 2007).

During the period ended March 31, 2007, the Company issued 1,120,000 shares of common stock valued at $896,000, in connection with the purchase of an intangible asset.

During the six months ended September 30, 2007, the Company acquired 100% of the capital stock of SpineMedica Corp. for shares of common and preferred stock (Note 4).

During the six months ended September 30, 2007, the Company issued 1,235,001 shares of Preferred Series C Stock for $3,705,000 of which $2,325,000 of the proceeds were not received until October 2007.

See notes to financial statements.	6

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

1.	Formation and nature of business:

Nature of business:

The Company is a development stage company that acquired a license for the use, adoption and development of certain core technologies developed by Thomas J. Koob, Ph.D. at the Shriners Hospital for Children and the University of South Florida Research Foundation. This technology focuses on biomaterials for soft tissue repair, such as tendons, ligaments and cartilage, as well as other biomaterial-based products for numerous other medical applications. The development of the licensed technologies will require continued research and development and, ultimately, the approval of the U.S. Food and Drug Administration (“FDA”) and/or foreign regulatory authorities in order for the Company to be able to generate revenues from the sale of its products. This process is expected to take at least three to four years, and there can be no assurance that the Company will be successful in its efforts to commercialize that licensed technology.

On July 23, 2007, the Company acquired SpineMedica Corp. (“SpineMedica”) (Note 4). SpineMedica was incorporated in the State of Florida on June 9, 2005 and holds a license for the use of certain developed technologies related to spine repair. SpineMedica also owns certain assets (equipment) for the production of Salubria based products. Salubria is a water-based biomaterial that has been used in other medical device applications and is cleared for use in the United States by the Food and Drug Administration (“FDA”) as a nerve cuff. The development of the licensed technologies will require continued research and development and, ultimately, the approval of the FDA and/or foreign regulatory authorities in order for the Company to be able to generate revenues from the sale of its products. This process is expected to take from twelve months up to seven years depending on the type of product and regulatory pathway, and there can be no assurance that SpineMedica will be successful in its efforts to commercialize the licensed technology. SpineMedica is also pursing clearance by foreign regulatory authorities to commercialize its first product outside the United States. This process also depends on the type of product. It is expected to take twelve months for less regulated products and approximately two years for more regulated products. Future products developed by SpineMedica may fall within less regulated classifications, allowing for earlier commercialization in the United States.

The Company is a development stage enterprise and will remain as such until such time as significant revenues are generated, if ever.

Principles of consolidation:

The financial statements include the accounts of MiMedx, Inc. and, subsequent to July 23, 2007, its wholly-owned subsidiary, SpineMedica. All significant inter-company balances and transactions have been eliminated.

7

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

1.	Formation and nature of business (continued):

Unaudited interim financial information:

The accompanying interim balance sheet as of September 30, 2007 and interim statements of operations, stockholders’ equity and cash flows for the period from inception (November 22, 2006) through September 30, 2007 and the six months then ended are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments necessary for the fair presentation of the Company’s financial position as of September 30, 2007 and its results of operations and its cash flows from inception (November 22, 2006) through September 30, 2007 and for the six months then ended. The results for the six months ended September 30, 2007 are not necessarily indicative of the results to be expected for the year ended March 31, 2008.

2.	Significant accounting policies:

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk:

Cash and cash equivalents are maintained with major financial institutions in the United States. Deposits with these banks exceed the amount of insurance provided by the FDIC on such deposits. Generally, these deposits may be redeemed upon demand.

Cash and cash equivalents:

Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less.

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

2.	Significant accounting policies (continued):

Investment, related party:

Investment, related party at March 31, 2007 consisted of common stock warrants in SpineMedica and was classified as an available for sale security and recorded at its fair value. The warrant was cancelled in connection with the acquisition of SpineMedica on July 23, 2007 (see Note 4). The carrying value of the warrant on that date was recognized as part of the purchase consideration.

Goodwill and intangible assets:

Intangible assets include licensing rights and are accounted for based on Financial Accounting Standard Statement No. 142 Goodwill and Other Intangible Assets (“FAS 142”). In that regard, goodwill is not amortized but is tested at least annually for impairment, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Intangible assets with finite useful lives are amortized using the straight-line method over a period of 10 years, the remaining term of the patents underlying the licensing rights (considered to be the remaining useful life of the license).

Property and equipment:

Property and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, principally five to seven years.

Impairment of long-lived assets:

The Company evaluates the recoverability of its long-lived assets (finite lived intangible asset and property and equipment) whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related assets exceeds the expected undiscounted future cash flows of the assets, the carrying amount would be reduced to the present value of their expected future cash flows and an impairment loss would be recognized. There have been no impairment losses in the periods presented.

Research and development costs:

Research and development costs consist of direct and indirect costs associated with the development of the Company’s technologies. These costs are expensed as incurred.

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

2.	Significant accounting policies (continued):

Acquired in-process research and development:

In connection with the acquisition of SpineMedica, the Company has determined that approximately $7.2 million of the fair value of the acquisition price qualifies as in-process research and development, and as such, this amount was expensed as research and development expense on the acquisition date (see Note 4).

Income taxes:

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that included the enactment date. Valuation allowances are recorded for deferred tax assets when the recoverability of such assets is not deemed more likely than not.

Share-based compensation:

The Company follows the provisions of Statement of Financial Accounting Standards No. 123R – Share-based Payments (“FAS123R”) which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (options).

Fair value of financial instruments:

The fair value of due from related parties and note receivable, related party approximates its carrying amount due to its short-term maturity. The carrying value of due to related party and accounts payable and accrued expenses approximate their fair value due to the short-term nature of these liabilities.

Fair value determination of privately-held securities:

The fair values of the common stock as well as the common stock underlying options and warrants granted as part of asset purchase prices or as compensation were estimated by management with input from an unrelated valuation specialist.

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

2.	Significant accounting policies (continued):

Fair value determination of privately-held securities (continued):

Determining the fair value of stock requires making complex and subjective judgments. The Company used the market approach to estimate the value of the enterprise at each date on which securities are issued or granted. The enterprise value was then allocated to preferred and common shares taking into account the enterprise value available to all stockholders and allocating that value among the various classes of stock based on the rights, privileges and preferences of the respective classes. There is inherent uncertainty in these estimates.

Recently issued accounting pronouncements:

In July 2006, the Financial Accounting Standards board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for uncertainty in income taxes - an interpretation of SFAS No. 109.” This Interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding derecognition, classification and disclosure of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company’s adoption of FIN 48 did not have any impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value

Measurements.” SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 for financial assets. The Company has not determined the effect, if any, that the fair value measurements will have on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), “The Fair Value Options for Financial Assets and Financial Liabilities,” which includes an amendment to SFAS No. 115. The statement permits entities to choose, at specified election dates, to measure eligible financial assets and financial liabilities at fair value (referred to as the “fair value option”) and report associated unrealized gains and losses in earnings. Statement 159 is effective for fiscal years beginning after November 15, 2007. The Company has not determined the effect that the fair value option, if elected, will have on the Company’s financial position, results of operations or cash flows.

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

3.	Liquidity and management’s plans:

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. For the period from inception (November 22, 2006) through September 30, 2007 the Company experienced net losses of $10,641,997 (unaudited) and cash used in operations of $3,288,762 (unaudited). As of September 30, 2007, the Company has not emerged from the development stage. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company’s ability to generate additional financing sufficient to support its research and development activities, approval of developed products for sale by regulatory authorities, including the FDA, and ultimately to generate revenues sufficient to cover all costs. Since inception, the Company has financed its activities principally from the sale of equity securities and related party advances. The Company intends on financing its future development activities and its working capital needs largely from the sale of equity securities and loans from the Company’s Chairman of the Board until such time that funds provided by operations are sufficient to fund working capital requirements. There can be no assurance that the Company will be successful at achieving its financing goals at reasonably commercial terms, if at all.

4.	SpineMedica Corp. acquisition (unaudited):

On July 23, 2007, the Company purchased 100% of the capital stock of SpineMedica through a newly formed subsidiary, SpineMedica LLC. SpineMedica’s results of operations are included in the accompanying financial statements from July 23 through September 30, 2007.

The acquisition was accounted for as a purchase and was accomplished through the issuance of 2,911,117 common shares (for the acquisition of the SpineMedica common shares) and the issuance of 5,922,397 Series B convertible preferred shares and 5,922,398 common stock warrants (for the acquisition of SpineMedica preferred stock).

The Series B preferred stockholders have voting rights identical to those of common stockholders, are entitled to dividends only when, or if, declared by the Board of Directors and have preference over the common stockholders in the event of the Company’s liquidation. The preferred stock is convertible into common stock at the option of the holder at any time on a one share for one share basis, subject to adjustment for stock splits, stock dividends, recapitalizations and the like. All preferred stock automatically converts to common stock upon the Company becoming a publicly traded company, an upstream merger or consolidation, a sale of substantially all the Company’s assets or the consent of holders of the majority of the then outstanding shares of Series B Preferred Stock.

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

4.	SpineMedica Corp. acquisition (unaudited) (continued):

The Company has a registration rights agreement with its Series B Preferred stockholders. For a period commencing nine months after a closing of an initial public offering, if any, the holders of more than fifty percent (50%) of the common stock issued or issuable upon conversion of Series A Preferred Stock will have the right, on two occasions, to cause the Company to register those shares of common stock under the Securities Act of 1933, subject to certain restrictions.

The common stock warrants are exercisable at $.01 per share from January 2009 through January 2010 and are automatically cancelled under any of the following conditions:

—	Series B preferred stock sales for at least $3.00 per share
—	Sale of a controlling interest in the Company of at least $3.00 per share
—	Issuance of securities by the Company with $2,000,000 minimum proceeds at a minimum price of $3.00 per share
—	Trading of the Series B preferred stock on a national or regional exchange at a closing price of at least $3.00 per share for 15 out of 20 days on a rolling basis.

These warrants were cancelled as of September 30, 2007 as the result of the $3,705,000 Series C Convertible Stock sale (Note 7).

In addition, the Company issued 1,400,750 common stock options and 175,251 common stock warrants to the holders of an equal number of SpineMedica options and warrants in connection with the cancellation of those SpineMedica options and warrants. Terms of the newly issued options and warrants are identical to those of the former SpineMedica options and warrants and are summarized as follows:

Stock options:
Range of exercise price	$1.44 - 1.80
Weighted average exercise price	1.75
Range of expiration dates	April 2011 - April 2017

Warrants:
Exercise price	$1.80
Expiration date	October 2010

Finally, the Company’s note receivable, related party, deferred interest income related thereto and common stock warrant in SpineMedica (recorded as investment, related party) were cancelled pursuant to this transaction.

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

4.	SpineMedica Corp. acquisition (unaudited) (continued):

The SpineMedica acquisition was accounted for as a purchase and is summarized as follows (in thousands $):

Purchase price components:
Common stock issued	$2,300
Preferred stock issued	7,403
Common stock warrants issued	20
Expenses incurred on acquisition	228
Cancellation of note receivable from and warrants in SpineMedica	2,059

Total consideration	$12,010

Allocation of purchase price:
Cash (acquired at closing)	$1,957
Prepaid expenses and other current assets	19
Property and equipment	464
Intangible assets (licenses - 10 year amortization period)	2,399
Deposits	34
Current liabilities	(898)

Net assets received	3,975
Goodwill	858
In-process research and development (1)	7,177

$12,010

(1)	The in-process research and development (“IPR&D”) acquired was related to two products, a cervical total disc replacement device and a posterior lumbar interbody fusion device.

Significant assumptions used in connection with the determination of the value of the IPR&D were as follows:

—	Material cash inflows from the products were anticipated to commence in 2008.
—

Material anticipated changes from historical pricing and margins were not considered as there was no history for the products. There were projected increases in expenditures associated with the products development over the historical levels in order to advance the products through any regulatory agencies.

—	The risk adjusted discount rate applied to the estimated future cash flows was 43%.

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

4.	SpineMedica Corp. acquisition (unaudited) (continued):

The following unaudited pro-forma information presents a summary of the Company’s consolidated results of operations as if the SpineMedica acquisition had occurred at inception (November 22, 2006):

	Six Months Ended September 30, 2007 (Unaudited)	Period from Inception (November 22, 2006) through March 31, 2007	Period from Inception (November 22, 2006) through September 30, 2007 (Unaudited)
Loss from operation	$(5,005,000)	$(9,233,000)	$(14,238,000)
Net loss	(4,693,000)	(9,202,000)	(13,895,000)

5.	Property and equipment:

Property and equipment consist of the following:

	September 30, 2007 (unaudited)	March 31, 2007
Leasehold improvements	$707,531	$—
Furniture and equipment	600,080	8,072
Less accumulated depreciation	(126,668)	(807)

	$1,180,943	$7,265

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

6.	Intangible assets and royalty agreement:

On January 29, 2007, the Company acquired a license from Shriner’s Hospitals for Children and University of South Florida Research Foundation, Inc. which is further discussed in Note 1.

The acquisition price of the asset was a one-time license fee of $100,000 and 1,120,000 shares of common stock valued at $896,000 (based upon the estimated fair value of the common stock on the transaction date).

Within thirty days after the receipt by the Company of approval by the FDA allowing the sale of the first licensed product, the Company is required to pay an additional $200,000 to the licensor. This amount is not recorded as a liability as of September 30, 2007 based on its contingent nature. The Company will also be required to pay a royalty of 3% on all commercial sales revenues of the licensed products.

The Company acquired additional licenses in connection with its acquisition of SpineMedica (Notes 1 and 4).

Intangible assets consist of the following:

	September 30, 2007 (unaudited)	March 31, 2007
Licenses	$3,395,000	$996,000
Less accumulated amortization	(64,733)	(14,933)

	$3,330,267	$981,067

Expected future amortization of the intangible asset is as follows:

Year ending September 30,
2008	$339,500
2009	339,500
2010	339,500
2011	339,500
2012	339,500
Thereafter	1,632,767

$3,330,267

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

7.	Stockholders’ equity:

Common stock:

As of September 30, 2007, the Company has 85,000,000 shares of common stock authorized. During the period from inception (November 22, 2006) through March 31, 2007, the Company issued 12,880,000 shares of common stock in connection with the creation of the Company to founders and investors. On January 29, 2007 the Company issued 1,120,000 in connection with the acquisition of a license (Note 6). On July 23, 2007, the Company issued 2,911,117 in connection with the acquisition of SpineMedica (Note 4).

Preferred series A stock:

In 2007, the Company issued 11,212,800 shares of Series A Convertible Preferred Stock for $13,097,194 ($14,016,000 net of $918,806 transaction expenses). Additionally, the placement agent received detachable warrants to acquire up to 524,080 shares of the Company’s common stock at $1.25 per share with a fair value of $183,428 on the date of issuance. The warrants expire on April 15, 2012.

The preferred stockholders have voting rights identical to those of common stockholders, are entitled to dividends only when, or if, declared by the Board of Directors and have preference over the common stockholders in the event of the Company’s liquidation. The preferred stock is convertible into common stock at the option of the holder at any time on a one share for one share basis, subject to adjustment for stock splits, stock dividends, recapitalizations and the like. All preferred stock automatically converts to common stock upon the Company becoming a publicly traded company, an upstream merger or consolidation, a sale of substantially all the Company’s assets or the consent of holders of the majority of the then outstanding shares of Series A Preferred Stock. There was no beneficial conversion feature associated with this transaction.

Preferred series B stock:

In connection with the SpineMedica acquisition the Company issued 5,922,397 shares of Series B Convertible Preferred Stock (unaudited). See Note 4

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

7.	Stockholders’ equity (continued):

Preferred series C stock:

The Company sold 1,235,001 shares of Preferred Series C Stock for $3,705,000 or $3.00 per share in September 2007 (unaudited). Preferred Series C stockholders have voting rights identical to those of common stockholders, are entitled to dividends only when, or if, declared by the Board of Directors and have preference over the common stockholders in the event of the Company’s liquidation. The preferred stock is convertible into common stock at the option of the holder at any time on a one share for one share basis, subject to adjustment for stock splits, stock dividends, recapitalizations and the like. All preferred stock automatically converts to common stock upon the Company becoming a publicly traded company, an upstream merger or consolidation, a sale of substantially all the Company’s assets or the consent of holders of the majority of the then outstanding shares of Series C preferred stock.

Registration rights agreement:

The Company has a registration rights agreement with its Series A, B and C Preferred stockholders. For a period commencing nine months after a closing of an initial public offering, if any, the holders of more than fifty percent (50%) of the common stock issued or issuable upon conversion of Series A, B or C Preferred Stock will have the right, on two occasions, to cause the Company to register those shares of common stock under the Securities Act of 1933, subject to certain restrictions.

Note receivable and investment, related party:

During March 2007, the Company loaned SpineMedica $2,000,000. SpineMedica was related to the Company due to the existence of certain common stockholders with those of the Company. The loan was due on March 12, 2008, including interest at prime (7.75% at March 31, 2007). This note was collateralized by 1,800,000 shares of SpineMedica common stock and rights to SpineMedica’s license with SaluMedica, LLC. In addition to the note receivable, the Company also received a warrant dated March 12, 2007 to acquire 270,000 shares of SpineMedica common stock with an expiration of six years and a fair value at both March 12 and 31, 2007 of $172,800. The warrant was classified as investment, related party in the accompanying March 31, 2007 balance sheet and was considered an available for sale security. This note and warrant were terminated as part of the SpineMedica acquisition in July 2007 (Note 4).

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

7.	Stockholders’ equity (continued):

Stock incentive plan:

The Company has three share-based compensation plans (the “2006”, “Assumed 2007” and “Assumed 2005 plans”) which provides for the granting of qualified incentive and non-qualified stock options, stock appreciation awards and restricted stock awards to employees, directors, consultants and advisors. The awards are subject to a vesting schedule as set forth in each individual agreement. The maximum shares of common stock which can be issued under the 2006, Assumed 2007 and Assumed 2005 plans were 2,000,000 at March 31, 2007 and 5,900,000 at September 30, 2007.

Activity with respect to the stock options is summarized as follows:

	Shares	Range of Exercise Prices		Weighted- average Option Price Per Share	Intrinsic Value
Balance at November 22, 2006	—		$—	$—	$—

Options granted	410,000	.0001 - $	1.00	.66	—

Outstanding at March 31, 2007	410,000	.0001 - $	1.00	.66	—

Options exercisable at March 31, 2007	177,500	.0001 - $	1.00	.80	$110,586

Options, unvested at March 31, 2007	232,500

Options granted April 1 - September 30, 2007 (unaudited)	2,307,500	1.00 - $	2.40	1.76	—

SpineMedica outstanding options acquired at July 23, 2007 and converted to MiMedx, Inc. options (unaudited)	1,400,750	1.44 - $	1.80	1.75

Options cancelled April 1 - September 30, 2007 (unaudited)	(67,000)		1.80	1.80

Outstanding at September 30, 2007 (unaudited)	4,051,250	.0001 - $	2.40	1.64	—

Options exercisable at September 30, 2007 (unaudited)	1,822,083	.0001 - $	2.40	$1.65	$262,022

Options, unvested at September 30, 2007 (unaudited)	2,229,167

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

7.	Stockholders’ equity (continued):

Stock incentive plan (continued):

Following is a summary of stock options outstanding and exercisable at September 30, 2007 (unaudited):

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$.0001	140,000	4.21	$.0001	35,000	$.0001
1.00	1,330,000	4.61	1.00	466,667	1.00
1.44	205,000	8.21	1.44	127,500	1.44
1.80	1,128,750	8.41	1.80	854,375	1.80
2.40	1,247,500	4.99	2.40	338,541	2.40

	4,051,250	5.96	1.64	1,822,083	1.65

Total unrecognized compensation expense at September 30, 2007 was approximately $892,000 (unaudited) and will be charged to expense through September 30, 2010.

The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. Expected volatilities are based on historical volatility of peer companies and other factors estimated over the expected term of the options. The term of employee options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term. The term for non-employee options is based upon the contractual term of the option. The riskfree rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term or contractual term as described. The weighted average for key assumptions used in determining the fair value of options granted are as follows:

	September 30, 2007	March 31, 2007
Dividend yield	0%	0%
Expected volatility	45.53% to 57.04%	59.29% to 59.89%
Risk free interest rates	4.09% to 4.92%	4.54% to 4.74%
Expected or contractual lives	2.75 to 5 years	1.5 to 3.5 years

The weighted-average grant date fair value for options granted during the six months ended September 30, 2007 and the period from inception (November 22, 2006) through March 31, 2007, was approximately $.44 (unaudited) and $.17, respectively.

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

7.	Stockholders’ equity (continued):

Shareholder agreements:

The Company has shareholder agreements with its common and preferred stockholders (with the exception of the holder of common stock issued in connection with the license acquisition discussed in Note 6) which include certain restrictions on the transfer of shares by the stockholders and grants the Company (and then other stockholders if the Company declines) the first right of refusal (but not the obligation) to acquire shares that any stockholder may desire to sell. The agreement also includes a voting agreement that stipulates each stockholder will vote for nominees and any other matters as so directed by the Chairman of the Board. The shareholder agreements will automatically terminate under certain circumstances, including, but not limited to, an initial underwritten public offering of the Company’s capital stock, the upstream merger or combination of the Company with any other party or the adjudication that the Company is bankrupt or insolvent.

8.	Income taxes:

Significant items comprising the Company’s deferred tax assets and liabilities are as follows:

	September 30, 2007 (unaudited)	March 31, 2007
Deferred tax assets:
Share-based compensation expense	$228,000	$12,000
Furniture, software and equipment	283,000	—
Net operating loss carryforward	3,856,000	231,000

	4,367,000	243,000

Deferred tax liabilities:
Intangible assets	(136,000)	—
Valuation allowance	(4,231,000)	(243,000)

	$—	$—

The reconciliation of the Federal statutory income tax rate of 34% to the effective rate is as follows:

	September 30, 2007 (unaudited)	March 31, 2007
Federal statutory rate	34.00%	34.00%
State taxes, net of federal benefit	3.96%	3.96%
Permanent difference	(27.59%)	(0.80%)
Valuation allowance	(10.37%)	(37.16%)

	— %	— %

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

8.	Income taxes (continued):

Income taxes are based on estimates of the annual effective tax rate and evaluations of possible future events and transactions and may be subject to subsequent refinement or revision.

The Company has incurred net losses since its inception and, therefore, no current income tax liabilities have been incurred for the periods presented. The amount of unused tax losses available to carry forward and apply against taxable income in future years totaled approximately $10,200,000 at September 30, 2007. The loss carry forwards expire in 2028. Due to the Company’s losses, management has established a valuation allowance equal to the amount of deferred tax assets since management cannot determine that realization of these benefits is more likely than not.

Under Section 382 and 383 of the Internal Revenue Code, if an ownership change occurs with respect to a “loss corporation”, as defined, there are annual limitations on the amount of the net operating loss and other deductions which are available to the Company. At this time the Company has not yet determined whether some of these losses may be subject to these limitations.

9.	Related party transactions:

Due to related party:

Due to related party at March 31, 2007 consisted of a short-term $500,000 unsecured, noninterest bearing advance from the Chairman of the Board at March 31, 2007. This amount was repaid in April 2007.

Due from related parties:

Due from related parties consists of:

	September 30, 2007 (unaudited)	March 31, 2007
Due from Dimensional Research, Inc. (a)	$9,450	$28,734
Due from Surgi-Vision, Inc. (a)	2,013	1,391

	$11,463	$30,125

(a)	Non-interest bearing, unsecured advances due from companies related through partial common ownership. These amounts have been collected subsequent to September 30, 2007 (unaudited).

See Note 7 for Note receivable and investment, related party.

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

9.	Related party transactions (continued):

Related party expense:

The Company incurred expenses of approximately $50,000 (unaudited) during the six months ended September 30, 2007 related to aircraft use from an entity owned by the Chairman of the Board.

10.	Commitments:

Consulting agreements:

The Company has entered into consulting agreements with individuals to provide consulting and advisory services to the Company. The agreements provide for terms of three years. At September 30, 2007, the minimum future consulting payments due under non-cancellable consulting agreements with remaining terms in excess of one year are as follows:

Years ending September 30,
2008	$275,000
2009	275,000
2010	168,750

Total minimum payments	$718,750

Under a consulting agreement the Company will required to pay a royalty upon approval and sale of certain products to one consultant.

Employment agreements:

The Company has entered into employment agreements with terms ranging from one to three years. At September 30, 2007, the minimum future employment payments due under these agreements are as follows:

Years ending September 30,
2008	$1,000,000
2009	978,333
2010	310,417

Total minimum payments	$2,288,750

MIMEDX, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (NOVEMBER 22, 2006)

THROUGH MARCH 31, 2007 AND THE UNAUDITED SIX MONTHS

ENDED SEPTEMBER 30, 2007 AND THE UNAUDITED PERIOD FROM

INCEPTION (NOVEMBER 22, 2006) THROUGH SEPTEMBER 30, 2007

10.	Commitments (continued):

Leases:

Rent expense on all operating leases for the six months ended September 30, 2007 and the period ended March 31, 2007 was approximately $25,000 (unaudited) and $5,000, respectively.

The Company has entered into a lease with University of South Florida Research Foundations, Incorporated in late September 2007. Additionally the Company has entered into a lease with Andrews Institute in June 2007 for a term of two years.

The Company leases office space in Atlanta, Georgia. In April 2007, the Company extended this lease through July 2008. In April 2007, the Company signed another facility lease effective August 2008 through August 2011.

Future minimum lease payments under these operating leases are as follows:

Years ending September 30,
2008	$183,905
2009	231,925
2010	236,278
2011	232,853
2012	113,483

Total minimum payments	$998,444